SECURITY AGREEMENT, dated as of July 13, 2017, by and among BIORESTORATIVE THERAPIES, INC., a Delaware corporation (the “Company”), TUXIS TRUST (the “Trust”), JOHN M. DESMARAIS (“Desmarais”) (each of the Trust and Desmarais being individually referred to as a “Secured Party” and collectively referred to as the “Secured Parties”) and JOHN M. DESMARAIS, as representative of the Secured Parties (the “Representative”).

W I T N E S S E T H:

WHEREAS, the Trust is the holder of a Promissory Note, dated June 30, 2016, as amended, in the principal amount of $500,000 issued by the Company (the “Tuxis Note”).

WHEREAS, Desmarais is the holder of a Promissory Note, dated July 13, 2017, in the principal amount of $175,000 issued by the Company (together with the Tuxis Note, the “Notes”).

WHEREAS, the maturity date of each of the Notes is December 1, 2017.

WHEREAS, the Company has agreed to grant a security interest in certain of its assets to the Secured Parties as security for the payment by the Company of all amounts due under the Notes.

WHEREAS, pursuant to an Appointment of Representative of even date (the “Appointment”), the Secured Parties have appointed the Representative as their representative and attorney-in-fact with respect to this Security Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Security Interest. (a) The Company hereby grants to the Secured Parties a security interest in the Collateral (as hereinafter defined) as security for the payment by the Company of all amounts due under the Notes (the “Obligations”) (the “Security Interest”). As used herein, the term “Collateral” shall mean any and all Equipment (as such term is defined in the Uniform Commercial Code of the State of Delaware, as amended (the “Uniform Commercial Code”)) and Intellectual Property (as hereinafter defined) owned by the Company or in which the Company has an interest, now or hereafter existing or acquired, and wherever located, together with all additions and accessions thereto and replacements and substitutions thereof and all proceeds and products of the foregoing.

(b) For purposes hereof, the term “Intellectual Property” shall mean any and all intellectual property rights in any jurisdiction, including all (i) trademarks, service marks, trade names, brand names, Internet domain names, designs, logos, slogans, symbols, trade dress and other indicia of origin, together with the goodwill symbolized by any of the foregoing, (ii) copyrights and copyrightable subject matter, including computer programs, databases and compilations of data and all documentation related to any of the foregoing, (iii) inventions, whether patentable or not, and any and all patents and patent applications, including divisionals, continuations, continuations-in-part and any renewals, extensions and reissues thereof, (iv) confidential and proprietary information, trade secrets and know-how and (v) registrations and applications for registration relating to any of the foregoing.

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2. Financing Statement. The Representative is authorized to file a UCC-1 Financing Statement with the Secretary of State of Delaware reflecting the Security Interest granted hereby.

3. Representations. The Company represents and warrants to the Secured Parties as follows:

(a) The Company is a corporation duly incorporated and in good standing under the laws of the State of Delaware.

(b) This Security Agreement has been duly authorized by all necessary corporate action and represents the binding obligation of the Company in accordance with its terms.

(c) The Intellectual Property that is held by the Company is free and clear of all security interests and liens (collectively, “Liens”).

4. Covenants. From and after the date hereof and continuing so long as any of the Obligations shall remain unpaid, unless the Representative shall otherwise consent in writing:

(a) Liens. The Company will not create any Lien upon or with respect to the Intellectual Property.

(b) Maintenance of Equipment. The Company will keep the Equipment in good working order and condition, ordinary wear and tear excepted.

(c) Perfection of Security Interest.

(i) The Company will, from time to time, do whatever the Representative may reasonably request by way of obtaining, executing, delivering and/or filing financing statements, and other notices and amendments and renewals thereof, and will take any and all steps and observe such formalities as the Representative may request, in order to create, perfect and maintain a valid continuing security interest upon the Collateral as contemplated by this Security Agreement.

(ii) The Representative shall have the right to file one or more financing statements (including amendments and renewals thereof) under the Uniform Commercial Code or similar law, naming the Company as debtor and naming the Secured Parties as secured party and indicating therein the types, or describing the items, of the Collateral.

(d) Further Assurances. The Company shall at any time or from time to time execute and deliver such further instruments and documents and take such further action as may reasonably be requested by the Representative to carry out, to the reasonable satisfaction of the Representative, the transactions contemplated hereby.

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5. Remedies of the Secured Parties upon Default. In the event that an Event of Default (as defined in the Notes) shall occur and be continuing, the Secured Parties, acting through the Representative, shall have all of the rights and remedies afforded to secured parties with respect to the Collateral as set forth in the Uniform Commercial Code from time to time in effect in the State of Delaware.

6. Termination of Agreement. In the event of the satisfaction by the Company of the Obligations, this Security Agreement and the Security Interest granted hereby shall terminate. In the event of such termination, the Company shall be entitled to file with the Secretary of State of Delaware a termination statement evidencing the termination of the Security Interest granted hereby.

7. Representative. The Secured Parties acknowledge and agree that, pursuant to the Appointment, the Representative has been appointed the representative and attorney-in-fact for each of the Secured Parties with respect to this Security Agreement.

8. Miscellaneous.

(a) This Security Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter.

(b) No waiver of any of the provisions of this Security Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Company and the Representative.

(c) No amendment or modification of this Security Agreement shall be valid unless made in writing and signed by the Company and the Representative.

(d) This Security Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

(e) This Security Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles.

(f) Each of the parties to this Security Agreement agrees to execute and deliver any and all additional papers, documents and other assurances, and shall perform any and all acts and things, reasonably necessary to effectuate the purposes and intents of this Security Agreement.

(g) This Security Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

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(h) All notices or other communications or deliveries required or permitted hereunder shall be sufficiently given if delivered by hand, or sent by certified or registered mail (return receipt requested, postage prepaid), facsimile transmission or overnight mail or courier, addressed as follows:

If to the Company, at:

40 Marcus Drive, Suite One
Melville, New York 11747
Attn: Chief Executive Officer
Facsimile No.: (631) 760-8414

With a copy to:

Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
Attn: Fred Skolnik, Esq.
Facsimile No.: (516) 296-7111

If to either of the Secured Parties, at:

c/o John M. Desmarais
26 Deer Creek Lane
Mt. Kisco, New York 10549
Facsimile No.: (212) 351-3401

or at such other address as any party or person shall designate by notice to the other parties in accordance with the provisions hereof.

(i) If any provision hereof is declared to be invalid and unenforceable, then, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible.

(j) All references to the masculine gender herein shall be deemed to refer to the feminine and neuter where applicable and vice versa.

(k) The headings or captions under sections of this Security Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Security Agreement.

(l) Signatures hereon which are transmitted via facsimile, email or other electronic image shall be deemed original signatures.

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9. Representation by Counsel; Interpretation. Each party acknowledges that it or he has been represented by counsel, or has been afforded the opportunity to be represented by counsel, in connection with this Security Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require the interpretation of any claimed ambiguities in this Security Agreement against the party that drafted it has no application and is expressly waived by the parties. The provisions of this Security Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

Remainder of Page Intentionally Left Blank. Signature Page Follows.

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IN WITNESS WHEREOF, the undersigned have executed this Security Agreement as of the date first above written.

COMPANY:

BIORESTORATIVE THERAPIES, INC.

By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer

SECURED PARTIES:

TUXIS TRUST

By:	/s/ John M. Desmarais
John M. Desmarais, Trustee

/s/ John M. Desmarais
John M. Desmarais

REPRESENTATIVE:

/s/ John M. Desmarais
John M. Desmarais